Exhibit 99.1

Jabil Posts First Quarter Results

Quarter Reflects Strength in Specialized Services

St. Petersburg, FL – December 20, 2011… Jabil Circuit, Inc. (NYSE: JBL), today reported preliminary, unaudited financial first quarter of fiscal year 2012 net revenue of $4.3 billion, a six percent increase from the first quarter of fiscal 2011. “Jabil posted another company record quarter in revenue and earnings per share, driven by strength in Diversified Manufacturing Services and High Velocity segments,” said Timothy L. Main, President and CEO of Jabil. “We are especially pleased with our operating margin performance in the quarter as the emphasis on operational efficiency and business diversity delivered positive results in a period of economic uncertainty.”

Revenue from Diversified Manufacturing Services increased 30 percent year over year, climbing to 42 percent of total revenue in the first fiscal quarter of 2012. Jabil saw seasonal strength in its High Velocity segment during the first fiscal quarter, although it declined to 30 percent of total revenue, reflecting the company’s increased emphasis on shifting the mix of its business. Revenue from Enterprise & Infrastructure increased four percent from the prior year period, which was lower than expected primarily due to inventory adjustments from specific customers unrelated to weakness in end-market demand. The company expects revenue levels in this segment to increase sequentially in the second fiscal quarter of 2012.

Improving business mix and diversification, combined with an emphasis on operational efficiency, enabled Jabil to expand margins and earnings at lower revenue growth rates in a tepid economic environment.

(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges and loss on disposal of subsidiaries. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil calculates core return on invested capital by annualizing its after-tax core operating income for its most recently-ended quarter and dividing that by a two quarter average net invested capital base. Jabil reports core operating income, core earnings, core earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income, Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Quarterly Results	Q1 2012	Q1 2011
Net revenue	$4.3 billion	$4.1 billion

GAAP operating income	$170.8 million	$156.0 million
GAAP net income	$112.9 million	$106.7 million
GAAP diluted earnings per share	$0.54	$0.49
GAAP return on invested capital	26%	24%

Core operating income	$194.6 million	$181.9 million
Core earnings	$136.2 million	$132.1 million
Core diluted earnings per share	$0.65	$0.61
Core return on invested capital	30%	28%

Sequential First Quarter Fiscal 2012

Operational Highlights

•	GAAP operating income increased 3.2 percent.

•	GAAP earnings increased $0.02 per fully diluted share.

•	Core operating income increased 4.0 percent.

•	Core earnings increased $0.03 per fully diluted share.

Business Update

“Expectations for the second fiscal quarter of 2012 are consistent with seasonal patterns of demand,” said Jabil CEO Timothy Main. “Although the economic environment has a number of uncertainties, we are on track to deliver another record year in fiscal 2012.”

	Fiscal Q2 2012 Guidance Range	Y/Y Fiscal Q2 2012 *
Net revenue	$4.0 billion - $4.2 billion	4%
Core operating income	$160 million - $185 million	2%
Core earnings per share	$0.52 to $0.62 per diluted share	6%
GAAP earnings per share	$0.41 to $0.51 per diluted share	84%

(GAAP earnings per share for the second quarter of fiscal 2012 are currently estimated to include $0.02 per share for amortization of intangibles and $0.09 per share for stock-based compensation).

*	Annual growth based on mid-point of guidance.

FORWARD LOOKING STATEMENT: This news release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2012; the expected sequential increase in revenue levels from Enterprise & Infrastructure customers in the second quarter of fiscal year 2012; the second quarter of fiscal year 2012 being consistent with seasonal patterns of demand; the economic environment’s uncertainties; the company being on track to deliver another company record year in fiscal year 2012 and our currently expected second quarter of fiscal year 2012 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our first fiscal quarter of fiscal year 2012 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in the demand, or expected demand, of our customers, particularly our Enterprise & Infrastructure customers; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire (including, with respect to the acquisition of the Italian and French sites, potential unknown liabilities and the costs associated with addressing potential reduced business activity at these sites); risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, subsequent Reports on Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, settlement of receivables and related charges, loss on disposal of subsidiaries, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss the first fiscal quarter 2012 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available December 20, 2011 at approximately 7:30 p.m. ET through midnight on December 30, 2011. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 34177568. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 25 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Senior Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 30, 2011 (Unaudited)	August 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$861,904	$888,611
Accounts receivable, net	1,112,721	1,100,926
Inventories	2,384,555	2,227,339
Prepaid expenses and other current assets	910,333	868,892
Income taxes receivable	28,314	33,855
Deferred income taxes	19,179	15,737

Total current assets	5,317,006	5,135,360

Property, plant and equipment, net	1,628,855	1,641,335
Goodwill and intangible assets, net	117,054	125,305
Deferred income taxes	66,392	74,989
Other assets	70,067	80,951

Total assets	$7,199,374	$7,057,940

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$83,859	$74,160
Accounts payable	3,098,467	2,885,168
Accrued expenses	795,620	892,391
Income taxes payable	19,534	32,987
Deferred income taxes	1,903	5,182

Total current liabilities	3,999,383	3,889,888

Notes payable and long-term debt, less current installments	1,112,526	1,112,594
Income tax liability	90,736	88,451
Deferred income taxes	15,540	15,761
Other liabilities	65,476	67,423

Total liabilities	5,283,661	5,174,117

Equity:
Jabil Circuit, Inc. stockholders’ equity:
Common stock	230	225
Additional paid-in capital	1,672,013	1,649,431
Retained earnings	537,287	441,793
Accumulated other comprehensive income	138,872	194,706
Treasury stock, at cost	(449,903)	(419,035)

Total Jabil Circuit, Inc. stockholders’ equity	1,898,499	1,867,120

Noncontrolling interests	17,214	16,703

Total equity	1,915,713	1,883,823

Total liabilities and equity	$7,199,374	$7,057,940

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2011	November 30, 2010

Net revenue	$4,326,769	$4,082,181
Cost of revenue	3,986,759	3,771,590

Gross profit	340,010	310,591

Operating expenses:
Selling, general and administrative	157,823	142,449
Research and development	6,271	5,741
Amortization of intangibles	5,074	5,969
Restructuring and impairment charges	—	432

Operating income	170,842	156,000

Interest and other, net	27,646	21,112

Income before income tax	143,196	134,888

Income tax expense	29,415	27,477

Net income	113,781	107,411

Net income attributable to noncontrolling interests, net of income tax expense	909	734

Net income attributable to Jabil Circuit, Inc.	$112,872	$106,677

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.55	$0.50

Diluted	$0.54	$0.49

Weighted average shares outstanding:
Basic	205,388	214,395

Diluted	209,937	217,405

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended
	November 30, 2011	November 30, 2010
Cash flows from operating activities:
Net income	$113,781	$107,411
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	85,861	74,950
Recognition of stock-based compensation expense	18,665	19,500
Other, net	(561)	(1,045)
Changes in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(29,659)	11,241
Inventories	(173,336)	(150,065)
Prepaid expenses and other current assets	(49,009)	(17,184)
Other assets	6,319	(955)
Accounts payable and accrued expenses	147,107	(139,783)
Income taxes payable	(4,595)	13,202

Net cash provided by (used in) operating activities	114,573	(82,728)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(103,234)	(101,269)
Proceeds from sale of property, plant and equipment	8,148	1,990
Proceeds from disposal of available for sale investments	—	5,800
Cost of receivables acquired, net of cash collections	510	(14,880)

Net cash (used in) investing activities	(94,576)	(108,359)

Cash flows from financing activities:
Borrowings under debt agreements	2,380,710	2,339,058
Payments towards debt agreements	(2,370,864)	(2,233,084)
Dividends paid to stockholders	(15,528)	(15,194)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	3,183	635
Debt issuance costs	—	(8,942)
Treasury stock minimum tax withholding related to vesting of restricted stock	(30,868)	(9,633)
Excess tax benefit related to stock awards	888	72
Bank overdraft of subsidiary	—	5,322

Net cash (used in) provided by financing activities	(32,479)	78,234

Effect of exchange rate changes on cash and cash equivalents	(14,225)	(1,322)

Net (decrease) in cash and cash equivalents	(26,707)	(114,175)
Cash and cash equivalents at beginning of period	888,611	744,329

Cash and cash equivalents at end of period	$861,904	$630,154

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30,	November 30,
	2011	2010

Operating income (GAAP)	$170,842	$156,000
Amortization of intangibles	5,074	5,969
Stock-based compensation and related charges	18,665	19,500
Restructuring and impairment charges	—	432

Core operating income (Non-GAAP)	$194,581	$181,901

Net income attributable to Jabil Circuit, Inc. (GAAP)	$112,872	$106,677
Amortization of intangibles, net of tax	5,061	5,958
Stock-based compensation and related charges, net of tax	18,269	19,005
Restructuring and impairment charges, net of tax	—	432

Core earnings (Non-GAAP)	$136,202	$132,072

Earnings per share: (GAAP)
Basic	$0.55	$0.50

Diluted	$0.54	$0.49

Core earnings per share: (Non-GAAP)
Basic	$0.66	$0.62

Diluted	$0.65	$0.61

Common shares used in the calculations of earnings per share (GAAP and Non-GAAP):
Basic	205,388	214,395

Diluted	209,937	217,405

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL AND

CORE RETURN ON INVESTED CAPITAL

The Company calculates (1) “Return on Invested Capital” by annualizing its “after-tax GAAP operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base” and (2) “Core Return on Invested Capital” by annualizing its “after-tax non-GAAP core operating income” for its most recently-ended quarter and dividing that by a two quarter average of its “net invested capital asset base.”

The Company calculates: (1) its “after-tax GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its GAAP operating income and (2) its “after-tax non-GAAP core operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its non-GAAP core operating income. See elsewhere in this earnings release for a reconciliation of the Company’s non-GAAP core operating income to its GAAP operating income.

The Company calculates “net invested capital asset base” as the sum of the averages (the calculation of which are explained below) of (1) its stockholders’ equity, (2) the non-current portion of its notes payable and long term debt and (3) the current portion of its notes payable and long term debt, less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-GAAP core operating income”:

Three months ended November 30, 2011
Numerator:
Operating income (GAAP)	$170,842
Tax effect (1)	(29,852)

After-tax operating income	140,990
x4

Annualized after-tax operating income	$563,960

Core Operating Income (Non-GAAP)	$194,581
Tax effect (2)	(30,204)

After-tax core operating income	164,377
x4

Annualized after-tax core operating income	$657,508

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity (3)	$1,882,810
Average notes payable and long-term debt, less current installments (3)	1,112,560
Average current installments of notes payable and long-term debt (3)	79,010
Average cash and cash equivalents (3)	(875,258)

Net invested capital asset base	$2,199,122

Return on Invested Capital (GAAP)	25.6%
Adjustments noted above	4.3%
Core Return on Invested Capital (Non-GAAP)	29.9%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-GAAP) and its interest expense.

(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.